Exhibit 23(e)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234433 on Form S-3 of our reports dated February 16, 2022, relating to the consolidated financial statements and financial statement schedule of Southern Power Company and Subsidiary Companies, appearing in this Annual Report on Form 10-K of Southern Power Company for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 16, 2022